UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 5th Avenue, 12th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 922-3752

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2020, Standard Diversified Inc. (the “Company” or “SDI”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Turning Point Brands, Inc. (“TPB”) and Standard Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of TPB (“Merger Sub”).  The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of certain specific conditions set forth therein, (i) the merger of SDI with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of TPB.  A copy of the joint press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Pursuant to the Merger Agreement, each share of the Company’s Class A Common Stock, par value $0.01 per share, and the Company’s Class B Common Stock, par value $0.01 per share (collectively, the “SDI Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (except for shares held by TPB, Merger Sub or any subsidiary of TPB) will be converted into the right to receive a fraction of a share of TPB Voting Common Stock, par value $0.01 per share (“TPB Common Stock”) equal to (a) 97% of the total number of shares of TPB Common Stock held by SDI at the Effective Time, divided by (b)(1) the total number of shares of SDI Common Stock outstanding at such date plus (2) the total number of shares of SDI Common Stock underlying all awards of shares of SDI Common Stock granted under SDI’s 2017 Omnibus Equity Incentive Plan (the “Plan”) that are unvested or subject to a risk of forfeiture and awards of restricted stock units relating to shares of SDI Common Stock granted under the Plan that will vest immediately prior the Effective Time, but only to the extent such shares were not outstanding prior to such vesting (the “Merger Consideration”).

As of the Effective Time, each then-outstanding stock option with respect to shares of SDI Common Stock will be cancelled and have no further force or effect.  As of the Effective Time, each then outstanding award of shares of SDI Common Stock granted under the Plan that are unvested or subject to a risk of forfeiture and awards of restricted stock units relating to shares of SDI Common Stock granted under the Plan will be cancelled and converted into the right to receive Merger Consideration in respect of each share of SDI Common Stock, less applicable withholdings, with each such holder’s aggregate portion of merger consideration rounded up to the next whole share of TPB Common Stock.

The closing of the Merger is subject to certain mutual conditions, including (1) the adoption of the Merger Agreement by the holders of at least a majority of the aggregate voting power of the outstanding shares of SDI Common Stock; (2) the absence of any order or law that has the effect of enjoining or otherwise prohibiting the closing of the Merger or any of the other transactions contemplated by the Merger Agreement and related transaction documents; (3) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission by TPB registering the public offering and sale of TPB Common Stock to some or all holders of SDI Common Stock in the Merger, and (4) the approval for listing on the New York Stock Exchange of the shares of TPB Common Stock to be issued in the Merger.  The respective obligation of each party to consummate the Merger is also conditioned upon (i) the delivery of an opinion from such party’s tax counsel to the effect that the Merger will qualify as a “reorganization” for U.S. federal income tax purposes and (ii) the other party’s representations and warranties being true and correct (subject to certain materiality and material adverse effect qualifications), and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement includes certain representations, warranties and covenants of SDI, TPB and Merger Sub, including, among other things, covenants by SDI to (i) conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time, and (ii) prior to the Effective Time, to cause all assets and liabilities of SDI’s indirect wholly-owned subsidiary, Maidstone Insurance Company, to be conveyed to the New York State Liquidation Bureau.

In addition, SDI has agreed to non-solicitation obligations with respect to any third-party acquisition proposals, and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals.  The Board of Directors of SDI (the “SDI Board”) has agreed to recommend that its stockholders vote in favor of the adoption of the Merger Agreement, subject to the right to change its recommendation in response to a superior offer (as defined in the Merger Agreement), if the SDI Board determines that a failure to change its recommendation would be inconsistent with its fiduciary duties.  In the event that the SDI Board changes its recommendation, SDI may, prior to obtaining the required vote of the SDI stockholder, terminate the Merger Agreement in order to enter into a definitive agreement to consummate a superior offer and pay a termination fee of $3,000,000 to TPB.

The Merger Agreement includes termination provisions in favor of both SDI and TPB.  Either SDI or TPB may terminate the Merger Agreement if (i) the Merger has not been consummated by September 1, 2020 (subject to extension of up to 60 days in certain circumstances), (ii) the issuance by a court or other governmental authority of a final, non-appealable order or the taking of any other action permanently restraining, enjoining or otherwise prohibiting the Merger, (iii) the approval of SDI’s stockholders is not obtained at a meeting thereof called for the purpose of adopting the Merger Agreement or (iv) the other party has breached any representation, warranty or covenant causing the failure of a closing condition (subject to a cure period).

The TPB Board of Directors approved the Merger Agreement and the transactions contemplated thereby following the recommendation of an independent special committee of the TPB Board of Directors.

Based upon the recommendation of an independent special committee of the SDI Board, the SDI Board approved the Merger Agreement and the transactions contemplated thereby and agreed to recommend that the SDI stockholders adopt the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and the Merger. It is not intended to provide any other factual information about SDI, TPB or their respective subsidiaries or affiliates, including Merger Sub, or equityholders.  The representations, warranties and covenants set forth in the Merger Agreement were made only for the purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement (and the express third party beneficiaries described therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of SDI, TPB, Merger Sub, or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about SDI or TPB.

In addition to entering into the Merger Agreement, also on April 7, 2020 SDI entered into a definitive Membership Interest Purchase Agreement (the “MIPA”) whereby SDI sold, on such date, all of its equity interests in Standard Outdoor LLC, which constituted 100% of the outstanding equity interests, to Billboards LLC, an affiliate of Standard General L.P.  The purchase consideration under the MIPA consisted of the assumption by Billboards LLC of $6,965,562 of the outstanding indebtedness of Standard Outdoor LLC (equaling amounts payable under promissory notes issued by Standard Outdoor LLC in past acquisitions) and shares of the common stock TPB valued by the parties at $2,824,438.  The Company did not provide any indemnifications under the MIPA.

The MIPA and the transactions contemplated thereby were approved by the SDI Board based upon the recommendation of an independent special committee of the SDI Board.

The foregoing description of the MIPA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MIPA, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above regarding the transactions contemplated by the MIPA is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the directors and executive officers, including the named executive officers, of SDI will resign from their respective positions as directors and executives of SDI, effective as of the Effective Time.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Name
No.
2.1†	Agreement and Plan of Merger and Reorganization, dated as of April 7, 2020, by and among the Company, TPB and Merger Sub.
2.2†	Membership Interest Purchase Agreement, dated as of April 7, 2020, by and among the Company and Billboards LLC.
99.1	Joint Press Release, dated April 8, 2020

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

Caution Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as “plan,” “target,” “goal,” “believes,” “intends,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import or future or conditional verbs such as will, may, might, should, would, could, or similar variations. Similarly, statements herein that describe the Merger, including its financial and operational impact, and other statements of the parties’ or management’s plans, expectations, objectives, projections, beliefs, intentions, goals, and statements about the benefits of the Merger, the expected timing of completion of the Merger, and other statements that are not historical facts are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of TPB or SDI stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the unpredictability of the commercial success of TPB’s businesses or operations; the effects of dispositions of businesses or assets; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transactions; competitive responses to the transactions; the ability of the parties to consummate the Merger on a timely basis or at all and the satisfaction of the conditions precedent to consummation of the Merger, including, but not limited to, approval by SDI’s stockholders; the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the ability of TPB to implement its plans, forecasts and other expectations with respect to TPB’s business after the completion of the Merger; business disruption following the transaction; the Merger may not be completed on the timeframe expected or at all; diversion of management’s attention from ongoing business operations and opportunities; litigation relating to the transactions and the other risks and important factors contained and identified in SDI’s and TPB’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements, the registration statement on Form S-4 to be filed by TPB and the proxy statement of SDI with respect to the vote of its stockholders to approve the transactions (to be included as part of the TPB’s registration statement on Form S-4). As a result of these and other risks, the Merger may not be completed on the timeframe expected or at all.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither SDI nor TPB assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

In connection with the Merger, TPB will file a registration statement on Form S-4, which will include a document that serves as a prospectus of TPB and a proxy statement of SDI (the “proxy statement/prospectus”), and each party will file other documents regarding the Merger with the SEC.  The proposed Merger involving SDI and TPB will be submitted to SDI’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS OF SDI AND TPB ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to SDI stockholders.  Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from SDI or TPB. The documents filed by TPB with the SEC may be obtained free of charge at TPB’s website at www.turningpointbrands.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from TPB by contacting TPB’s Investor Relations department at (502) 774-9238. The documents filed by SDI with the SEC may be obtained free of charge at SDI’s website at www.standarddiversified.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from SDI by requesting them by mail at Standard Diversified Inc., 767 5th Ave., 12th Floor, New York, NY 10153, Attention: Investor Relations, Telephone (212) 836-9606.

Participants in the Solicitation

TPB and SDI and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information about TPB’s directors and executive officers is available in TPB’s proxy statement dated March 19, 2020, for its 2020 annual meeting of stockholders. Information about SDI’s directors and executive officers is available in SDI’s Form 10-K/A filed with the SEC on April 29, 2019.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from TPB or SDI as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: April 8, 2020	By:	/s/ Bradford A. Tobin
Name: Bradford A. Tobin
Title: General Counsel & Secretary